Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of May 7, 2012 (the “Amendment”) is entered into among Spark Networks USA, LLC, a Delaware limited liability company (the “Borrower”), Sparks Networks, Inc., a Delaware corporation (the “Parent”), the Subsidiary Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Parent, the Lenders and Bank of America, N.A., as Administrative Agent entered into that certain Credit Agreement dated as of February 14, 2008 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is hereby amended as follows:

(a) The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Consolidated Net Liquidity” means, as of any date of determination, the sum of (a) the aggregate amount of unrestricted cash and/or cash equivalents of the Parent and its Subsidiaries less (b) Consolidated Total Indebtedness.

“Consolidated Revenues” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the revenues of the Parent and its Subsidiaries for that period, as determined in accordance with GAAP.

(b) The definition of “Applicable Rate” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means (a) with respect to the Loans, a percentage per annum equal to (i) 2.00% for Eurodollar Rate Loans and (ii) 1.00% for Base Rate Loans, (b) with respect to Letter of Credit Fees, a percentage per annum equal to 2.00% and (c) with respect to the Commitment Fee in Section 2.09(a), a percentage per annum equal to 0.25%.

(c) The period at the end of Section 6.02(f) of the Credit Agreement is hereby deleted and replaced with “; and” and a new Section 6.02(g) is hereby added to Section 6.02 of the Credit Agreement to read as follows:

(g) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), the operating metrics of the Parent and its Subsidiaries for the fiscal quarter most recently ended, in a form similar to that contained in the business plan and budget of the Parent and its Subsidiaries delivered to the Administrative Agent and the Lenders on April 11, 2012, which shall include, without limitation, a description of the revenue, direct marketing, ending subscribers, average paying subscribers, average subscription price and average revenue per user by website or segment.

(d) Section 7.06(e) of the Credit Agreement is hereby amended to read as follows:

(e) (i) the Parent may make equity redemptions/repurchases, and the Borrower may make dividends or distributions to the Parent, or to Spark UK in the applicable amount in order that Spark UK shall make dividends or distributions to the Parent, in the applicable amount to finance such redemptions/repurchases, in each case, so long as (A) no Default or Event of Default has occurred and is continuing and (B) the Parent and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.12 and (ii) the Parent may make cash dividends, and the Borrower may make dividends or distributions to the Parent, or to Spark UK in the applicable amount in order that Spark UK shall make dividends or distributions to the Parent, in the applicable amount to finance such cash dividends by the Parent, in each case, so long as (A) no Default or Event of Default has occurred and is continuing and (B) the Parent and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.12; provided, that the aggregate amount of all such equity redemptions/repurchases, dividends and distributions made pursuant to this Section 7.06(e) shall not exceed $4,500,000 during the term of this Agreement.

(e) Section 7.12(a) of the Credit Agreement is hereby amended to read as follows:

(a) [Reserved].

(f) Section 7.12(b) of the Credit Agreement is hereby amended to read as follows:

(b) Minimum Consolidated Adjusted EBITDA. Permit the Consolidated Adjusted EBITDA for each fiscal quarter of the Parent ending on the last day of each fiscal quarter set forth below to be less than the corresponding amount set forth below:

Fiscal Quarter Ending	Minimum Consolidated Adjusted EBITDA
March 31, 2012	($2,500,000)

June 30, 2012	($3,900,000)

September 30, 2012	($3,600,000)

December 31, 2012	($3,100,000)

March 31, 2013	($1,500,000)

June 30, 2013	($1,200,000)

September 30, 2013	($400,000)

December 31, 2013 and each fiscal quarter ending thereafter	$400,000

(g) Section 7.12(c) of the Credit Agreement is hereby amended to read as follows:

(c) [Reserved].

(h) Section 7.12(d) of the Credit Agreement is hereby amended to read as follows:

(d) Minimum Contribution. Permit the Minimum Contribution for each period of four consecutive fiscal quarters of the Parent ending on the last day of each fiscal quarter to be less than the corresponding amount set forth below:

Fiscal Quarter Ending	Minimum Contribution
March 31, 2012 through December 31, 2012	$19,000,000

March 31, 2013 through June 30, 2013	$18,000,000

September 30, 2013 and each fiscal quarter ending thereafter	$17,000,000

(i) New clauses (e) and (f) are hereby added to Section 7.12 of the Credit Agreement immediately following clause (d) to read as follows:

(e) Minimum Consolidated Net Liquidity. Permit the Consolidated Net Liquidity to be less than $4,000,000 at any time.

(f) Minimum Consolidated Revenues. Permit the Consolidated Revenues for each fiscal quarter of the Parent to be less than the corresponding amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Consolidated Revenues
March 31, 2012 and June 30, 2012	$12,000,000

September 30, 2012 and December 31, 2012	$13,000,000

March 31, 2013 and each fiscal quarter ending thereafter	$14,000,000

2. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent.

(b) The Administrative Agent shall have received an amendment fee equal to $25,000.

3. Effectiveness. The parties hereto agree that upon satisfaction of the conditions precedent set forth in Section 2, this Amendment shall be effective as of March 31, 2012.

4. Reaffirmation of Credit Agreement. The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.

5. Reaffirmation of Guaranties. Except as expressly provided herein, each Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents to which it is a party, (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents to which it is a party and (d) each Guarantor agrees that the Subsidiary Guaranty and the Parent Guaranty, as applicable, remains effective with respect to the new Borrower.

6. Reaffirmation of Security Interests. Except as expressly provided herein, each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

7. Representations and Warranties/No Default.

(a) By its execution hereof, each Loan Party hereby certifies that after giving effect to this Amendment:

(i) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein, except:

(A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(B) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(C) that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date hereof (subject to clause (A) above); and

(ii) no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to the transactions contemplated hereunder.

(b) By its execution hereof, each Loan Party hereby represents and warrants that such Person has all requisite power and authority and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(c) This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other secured electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SPARK NETWORKS USA, LLC, as Borrower

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

SPARK NETWORKS, INC., as Parent

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

LOV USA, LLC, as Subsidiary Guarantor

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

MINGLEMATCH, INC., as Subsidiary Guarantor

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	Treasurer

HURRYDATE, LLC, as Subsidiary Guarantor

By:	LOV USA, LLC, its Sole Member

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

SN EVENTS, INC., as Subsidiary Guarantor

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

KIZMEET, INC., as Subsidiary Guarantor

By:	/s/ Brett Zane
Name:	Brett Zane
Title:	CFO

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SPARK NETWORKS USA, LLC
FOURTH AMENDMENT TO CREDIT AGREEMENT

SN HOLDCO, LLC, as Subsidiary Guarantor

	By:	/s/ Brett Zane
	Name:	Brett Zane
	Title:	CFO

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Julie Yamauchi
	Name:	Julie Yamauchi
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Julie Yamauchi

	Name:	Julie Yamauchi
	Title:	Senior Vice President

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SPARK NETWORKS USA, LLC
FOURTH AMENDMENT TO CREDIT AGREEMENT